OPERATING LEASE AGREEMENT - EQUIPMENT

This Equipment Lease Agreement (the “Agreement”) is effective January 1, 2009,

BETWEEN:

JODY HANLEY (the "Lessor"), an individual located at:

5229 Daywood Street, North Las Vegas, NV 89031

AND:

NATIONAL AUTOMATION SERVICES (the "Lessee"), a company organized and existing under the laws of the State of Nevada, with its head office located at:

2053 PABCO, HENDERSON, NV  89011

NOW THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

1.

EQUIPMENT

Lessor hereby leases to the Lessee, and the Lessee hereby rents from Lessor, for the term of this lease, the equipment detailed in Schedule A hereto (hereinafter called the “Equipment”), itemized in each case.

2.

LOCATION AND IDENTIFICATION OF EQUIPMENT

When not in active use, the Equipment shall be located at, and its movements shall at all times be controlled from, the address of each Location where it is currently found, as identified in Schedule A hereto [no Locations identified in Schedule A], and the Equipment shall not be removed from such Location without the prior written consent of Lessor. The Equipment shall not be located in leased premises (other than pursuant to the Premises Leases) unless the owner and any lessor thereof waive any right, title and interest they may have as such in the Equipment and Improvements in favor of Lessor. The Lessee will not change or remove any insignia or lettering which is on the Equipment or Improvements at the time of delivery thereof or which is thereafter placed thereon by Lessor, and at any time during the term of this lease, upon Lessor’s request, Lessee will affix to the Equipment or Improvements (as the case may be), in a prominent place and manner such markings as may be supplied by Lessor.

3.

LESSEE’S INSPECTION, CONCLUSIVE PRESUMPTIONS

Lessee acknowledges as between Lessor and the Lessee, that the Lessee has fully inspected the Equipment and that the Lessee is satisfied with and has accepted the Equipment. The taking of possession of the Equipment by the Lessee shall be conclusive evidence that they were in good order and condition.

4.

USE AND MAINTENANCE, ALTERATIONS AND ADDITIONS

Lessee shall use the Equipment solely in the conduct of the Nevada Business and in a careful and proper manner, and shall not part with possession of or enter into any sub-lease with respect to the Equipment or any part thereof or assign this lease or its interest hereunder without Lessor’s prior written consent. The Lessee at its own cost and expense shall keep the Equipment in good repair, condition and working order and shall furnish any and all parts and labor required for that purpose. The Lessee shall not make any material alterations to the Equipment without Lessor’s prior written consent. All accessories, parts and replacements for or which are added to or become attached to the Equipment shall immediately become the property of Lessor and shall be deemed incorporated in the Equipment and subject to the terms of this lease as if originally leased hereunder.

5.

LOSS AND DAMAGE

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Subject to the following, the Lessee hereby assumes and shall bear the entire risk of loss of and damage to the Equipment from any and every cause whatsoever, except where such loss or damage occurs while the Equipment are leased or have been sold to a third party pursuant to section 4 hereof. No reparable damage to the Equipment or any part thereof shall impair any obligation of Lessee under this lease, which shall continue in full force and effect. In the event of damage of any kind whatever to any item of the Equipment (unless the same is damaged beyond repair), Lessee shall at its own expense place the same in good repair condition and working order. If the Equipment are, or any item thereof is, determined by Lessor to be lost, stolen, destroyed or damaged beyond repair, Lessee shall immediately pay Lessor therefore in cash an amount equal to (i) the depreciated value of the Equipment (as the case may be) as of the date of such loss, theft or damage less (ii) any insurance proceeds or salvage value recovered by Lessor in respect of the Equipment. Upon such payment this lease shall terminate with respect to such item of the Equipment (as the case may be).

6.

INDEMNITY

Lessee shall indemnify and save Lessor harmless from any and all liability arising out of the ownership, selection, possession, leasing, renting, operation control, use, maintenance, delivery and/or return of the Equipment and Improvements, but shall be credited with any amounts received by Lessor with respect thereto from liability insurance procured by Lessee.

7.

INSURANCE

Lessee shall keep the Equipment insured against all risks of loss or damage from every cause whatsoever for not less than the replacement cost new of the said Equipment without consideration for depreciation and shall carry public liability insurance, both personal injury and property damage; covering the Equipment; and Lessee shall be liable for all deductible portions of all required insurance.

All insurance policies shall provide that any breach of the conditions for insurance thereunder by the Lessee shall not be opposable to Lessor in its capacity as co-insured under the said policy. All said insurance should be in form and amount and with companies satisfactory to Lessor. All insurance for loss or damage shall provide that losses, if any, shall be payable to Lessor, and all such liability insurance shall be in the joint names of Lessor and Lessee. Lessee shall pay the premiums therefore and deliver to Lessor the policies of insurance or duplicates thereof, or other evidence satisfactory to Lessor of such insurance coverage. Each insurer shall agree by endorsement upon the policy or policies issued by it or by independent instrument furnished to Lessor, that it will give Lessor 30 days’ prior written notice of the effective date of any alteration or cancellation of such policy. The proceeds of such insurance payable as a result of loss of or damage to the Equipment or Improvements shall be applied, at the option of Lessor, (a) toward the replacement; restoration or repair of the Equipment or Improvements which may be lost, stolen, destroyed or damaged, or (b) toward payment of the obligations of Lessee hereunder. Lessee hereby irrevocably appoints Lessor as Lessee’s attorney-in-fact to make claim for, receive payment of, and execute and endorse all documents, check or drafts received in payment for loss or damage under any said insurance policy.

In case of the failure of Lessee to procure or maintain said insurance or to comply with any other provision of this lease, Lessor shall have the right, but shall not be obligated, to affect such insurance or compliance on behalf of Lessee. In that event, all moneys spent by and expenses of Lessor in affecting such insurance or compliance shall be deemed to be additional rent, and shall be paid by Lessee to Lessor with the next monthly payment of rent.

8.

COMPLIANCE WITH LAWS, PAYMENT OF TAXES

Lessee shall comply with all laws and regulations relating to, and shall promptly pay when due, all license fees, registration fees, assessments, charges and taxes, municipal, state/provincial and federal, excluding, however, any taxes payable in respect to Lessor’s income which may now or hereafter be imposed upon the ownership, possession, leasing, renting operation, control, use, maintenance, delivery

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and or return of the Equipment and shall save Lessor harmless against actual or asserted violations and pay all costs and expenses of every character in connection therewith or arising therefrom.

9.

TITLE OF LESSOR, RECORDING

Title to the Equipment shall at all times remain in Lessor., Lessee shall at all times keep the Equipment free and clear from all levies, attachments, liens, encumbrances and charges or other judicial process of every kind whatsoever, shall give Lessor immediate written notice thereof and shall indemnify and save Lessor harmless from any loss or damage caused thereby. Lessee will cooperate with Lessor and take whatever action may be necessary, to enable Lessor to file, register or record, and refile, re-register or re-record, this lease in such offices as Lessor may determine and wherever required or permitted by law, for the proper protection of Lessor’s title to the Equipment. The Equipment are and shall remain movable property irrespective of their use, and Lessee will not cause or permit the Equipment to be used in such manner that they might become immovable in nature.

10.

INSPECTION

If the Equipment is removed, with the consent of Lessor pursuant to section 3 hereof, from the address specified above outside the ordinary course of the Lessee’s business, or if the Location from which its movements are controlled is changed, the Lessee shall, whenever requested, advise Lessor of its exact location or of the location from which such movements are controlled, as the case may be. Lessor may, for the purpose of inspection, at all reasonable times, enter upon any building or place where the Equipment is located.

11.

REMEDIES CUMULATIVE; NO WAIVER

All remedies of Lessor hereunder are cumulative and may, to the extent permitted by law, be exercised concurrently or separately, and the exercise of any one remedy shall not be deemed to be an election of such remedy or to preclude the exercise of any other remedy. No failure on the part of Lessor to exercise and no delay in exercising any rights or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Lessor of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy.

12.

POSSESSION AND USE

Lessor covenants to and with Lessee that Lessor is the lawful owner of the Equipment and Improvements, free from all liens, encumbrances, and that, upon Lessee’s paying the rents and performing the promises, terms and conditions hereof, Lessee shall peaceably and quietly hold, possess and use the Equipment and Improvements during the term of this lease without hindrance.

13.

RE-DELIVERY

On termination of this lease, Lessee shall, at its own cost and expense, return the Equipment and Improvements to Lessor at an address specified by Lessor in the same condition as received, reasonable wear and tear and normal depreciation excepted.

14.

ASSIGNMENT BY LESSOR

This lease or any Equipment or any rent or other sums due or to become due hereunder may be transferred or assigned by Lessor without notice, and in such event Lessor’s transferee or assignee shall have all the rights, powers, privileges and remedies of Lessor hereunder and Lessee’s obligations hereunder shall not be subject to any defense, offset or counterclaim available to Lessee against Lessor.

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15.

CONFLICT WITH APPLICABLE LAW

If any provisions of this lease are in conflict with any statute or rule of law of any state, province or territory wherein it may be sought to be enforced, then such provisions shall be deemed null and void to the extent that they may conflict therewith, but without invalidating the remaining provisions hereof. This lease shall be governed by and interpreted in accordance with the laws of Nevada, and the parties agree that any disputes in connection herewith shall be referred to the Courts of the State of Nevada. This lease shall be binding upon Lessor and Lessee and their respective legal representatives, successors and assigns.

16.

FIRST RIGHT OF REFUSAL

Should Lessor decide to sell the Equipment at any time during the Term of the Lease, Lessor shall provide reasonable prior notice to Lessee and provide Lessee the right of first refusal to purchase the Equipment at the same offered by any third party

17.

INTENT OF LEASE

Intent of Lease - It is the intent of the parties to this lease that it be totally net to Lessor. Lessor shall not be liable for any costs or expenses of any nature whatsoever relating to the Leased Equipment or the Leasehold Improvements (as these terms are hereinafter defined) or the use thereof, or the contents thereof, or the business carried on therein, and the Lessee shall be solely responsible for any such costs, charges, expenses and outlays, including taxes, maintenance and repairs. Any obligation which is not expressly declared herein to be that of Lessor shall be deemed to be the obligation of the Lessee to be performed by and/or at the expense of the Lessee.

18.

TERM OF LEASE

Commencement Date - The term of the Lease shall commence on the 1 March 2009 (hereinafter referred to as the “Commencement Date”) and shall terminate on the 28 February 2014, unless sooner terminated in the manner hereinafter set forth (the “Term of the Lease”).

19.

NET RENT FOR THE LEASEHOLD IMPROVEMENTS

19.1

Rental - During the Term of the Lease, the Lessee shall pay to Lessor the following Net Rent:

19.2.

Commencing on 01 March 2009, the rent shall payable in advance in equal and consecutive monthly installments of $600, on or about the 5th day of each month.

19.3

Place of payment - The Rent shall be paid by the Lessee in lawful money of United States of America to Lessor at the address 5229 Daywood Street, North Las Vegas, NV 89031 or at any other location indicated by written notice of Lessor to the Lessee, or to any agent or representative of Lessor in Nevada, as may be designated from time to time by written notice of Lessor to the Lessee.

20.

USE, REPAIR AND MAINTENANCE OF EQUIPMENT AND IMPROVEMENTS

20.1

Expenses with Respect to Equipment and Improvements - The Lessee shall assume and shall pay all expenses with respect to the use, repair and maintenance of the Equipment.

20.2

Condition of Equipment - The Lessee undertakes, at the Lessee’s expense, to keep and maintain in good state of repair, of every description, and in good condition the Equipment and all alterations, improvements, facilities, additions and any other apparatus or services in use in the Locations. The Lessee undertakes to make use of the Equipment as a prudent administrator and to effect, without delay and at the Lessee’s

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expense, all repairs necessary to keep and maintain the Equipment in a good state of repair and in good condition, and at the expiration of this Lease shall surrender the Equipment to Lessor in the same condition, except for reasonable wear and tear.

20.3

Default by Lessee - Should the Lessee fail to keep and maintain the Equipment and Improvements in a good state of repair and in good condition, and should the Lessee not conform, within a reasonable period of time in the given circumstances, to a notice to that effect given to the Lessee by Lessor, Lessor, and Lessor’s officers, employees, agents, contractors, workers and other representatives, shall be entitled, without another prior notice, to enter the Locations and to carry out, in the place of the Lessee and at the Lessee’s expenses, any repairs or other necessary action. The amount of such expenses plus a 5% administration fee thereon shall be paid by the Lessee, as Additional Rent, without prejudice to Lessor’s other rights and recourses hereunder.

The Lessee hereby waives any claim against Lessor, Lessor’s officers, employees, agents, contractors, workers and other representatives, any compensation, indemnification, reduction of the rent or damages resulting directly or indirectly from any act of Lessor or Lessor’s representatives under this Article.

21.

ALTERATIONS, REPAIRS, IMPROVEMENTS INSTALLATIONS AND ADDITIONS

21.1

Improvements - All improvements in and to the Equipment shall be performed at the  Lessee’s sole cost and expense.

21.2

Consent of Lessor - The Lessee shall not, without the prior written consent of Lessor carry out any change, repair, improvement, installation or addition to the Equipment, either prior to or throughout the Term of the Lease

21.3

Changes Belonging to Lessor - The Lessee may not remove any alterations, repairs, improvements, installations and additions without the prior written consent of Lessor, at any time during the Term of the Lease. All alterations, repairs, improvements, installations and additions shall form part of the Locations, become the property of Lessor, and be returned by the Lessee along with the premises leased pursuant to the Premises Leases at their expiration, with no compensation or indemnification whatsoever owed by Lessor to the Lessee. However, should Lessor so require, the Lessee shall, at the expiration of the Premises Lease, remove in whole or in part such alterations, repairs, improvements, installations and additions, and the Lessee shall be required to surrender the Locations in the same condition as when they were received except for normal wear and tear.

22.

ACCESS BY LESSOR TO LEASED PREMISES

22.1

 Inspection and Repairs - Lessor shall have access to the “Location” at any time, without liability toward the Lessee, to examine and verify the Equipment for the purpose of making therein any repairs, replacements, alterations or improvements Lessor deems necessary or desirable for the operation and proper maintenance thereof, subject to the provisions of this Lease.

22.2

Visiting the Leased Premises - The Lessee shall permit Lessor or any other person designated by Lessor to visit the “Location”, during normal business hours. The Lessee shall also permit Lessor, at any time during normal business hours, to show the Equipment to any broker, purchase or assessor.

23.

DAMAGE AND DESTRUCTION

23.1

Destruction of Equipment - Should the Equipment be destroyed or damaged by fire or other casualty insured against by Lessor, then:

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23.1.1

if Lessor is of the opinion that the damage or destruction is such that the Equipment are rendered wholly unfit for use, or it is impossible or hazardous to use them, and if in either event Lessor is of the opinion (which Lessor shall signify to the Lessee in writing within 30 days following the damage or destruction) that the damage cannot be repaired with reasonable diligence within 180 days following the giving of such notice, either party may, within 30 days following the receipt of this notice, terminate the Lease by written notice to that effect, in which case the Lease shall terminate on the day of the damage or destruction, and the rent and all other amounts payable by the Lessee under the Lease shall be calculated and paid in full up to the date of the damage or destruction. In the event that neither Lessor nor the Lessee terminates this Lease, the rent shall abate from the date of the damage until the date on which the Equipment have been repaired to the extent of enabling Lessee to use them;

23.1.2

if the damage be such as to render the Equipment and Improvements wholly unfit for use, or if it is impossible or unsafe to use them, or if their utilization is impossible or hazardous, but if, in either case, Lessor is of the opinion (which Lessor shall signify to the Lessee in writing within __ days wholly unfit for use, or it is __ days following the damage) that the damage can be repaired with reasonable diligence within 90 days wholly unfit for use, or it is 30 days following the giving of such notice, the rent shall abate from the date of the damage until the date on which the Equipment and Improvements have been repaired to the extent of enabling Lessee to use them;

23.1.3

if Lessor is of the opinion that the damage can be repaired as described above within 30 days following the giving of such notice, and that the nature of the damage is such as to render the Equipment only partially fit for use for the purpose for which it was leased, the rent shall abate in the proportion that the part of the Equipment rendered unfit for use bears to the whole thereof, until the damage has been repaired.

23.2

Proceeds of Insurance - In the event of a termination of this Lease as described above, all proceeds of insurance policies, except for those amounts pertaining to the Lessee’s property, and to the extent that the Lessee owes no debt to Lessor under this Lease, shall be and remain the sole property of Lessor.

23.3

Destruction Caused by Lessee - If any damage or destruction is caused to the Equipment, either partial or total, by fire or other casualty is due to the fault or negligence of the Lessee or the Lessee’s officers, agents, employees, servants, visitors or authorized persons, in such case, without prejudice to Lessor’s other rights and recourses or to any subrogation rights of Lessor’s insurer:

23.3.1

the Lessee shall be liable for all costs and damages;

23.3.2

the damages may be repaired by Lessor, at the Lessee’s expenses;

23.3.3

the Lessee shall forfeit its right to terminate the Lease, as provided for under Article 26.1.1; and

23.3.4

the Lessee shall not be entitled to any abatement or postponement of the rent in virtue of this Article.

24.

EXPROPRIATION

24.1

Termination of Lease - In the event the whole or any part of the Equipment shall be expropriated or taken possession of by any competent authority, so that it is no longer

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feasible for the Lessee to continue to operate in the Locations, Lessor shall terminate the Lease from the date of said expropriation or taking of possession, by notifying the Lessee in writing to this effect, and Lessor shall have no liability toward the Lessee for any reason whatsoever.

24.2

No Obligation to Contest - Lessor and the Lessee hereby reserve all their rights to claim future damages against the expropriating authority. The Lessee acknowledges that Lessor shall have no obligation to contest any expropriation proceedings.

25.

INDEMNIFICATION

25.1

Non-Liability of Lessor - Lessor shall not be liable for any material or bodily damage occurring to the Equipment or Improvements at any time and for any reason whatsoever, except when such damage or injury results directly from the gross fault or negligence of Lessor.

25.2

No Reduction of the Rent - The Lessee acknowledges that it shall not be entitled to any abatement or reduction of the rent, nor to any right to terminate the Lease for any reason whatsoever, save as specifically set out in this contract.

25.3

Notice of Defect - The Lessee shall notify Lessor without delay of any accident, defect or fault in the Equipment or Improvements and shall cause same to be repaired or replaced at Lessee’s expense.

26.

COMPLIANCE WITH LAWS AND INDEMNIFICATION

26.1

Compliance with United States of America – Lessor represents that, to its knowledge, the Equipment currently complies with the requirements of all laws, regulations, ordinances, orders and by-laws in effect for the authorities mentioned below.  The Lessee shall, at its own expense, comply with the requirements of all laws, regulations, ordinances, orders and by-laws in effect for the municipality where the Equipment is located, the state/provincial and federal governments and each of their respective departments, commissions and agencies, as the case may be, and any other governmental authority having jurisdiction over the Equipment, or the use of said Equipment by the Lessee. The Lessee shall further waive any claim for reduction of the Rent or for any damage the Lessee may suffer by reason of the application to the Lessee of such legislative or regulatory provisions.

Without limiting the generality of the foregoing, the Lessee shall carry out all alterations or changes to the Equipment, to the Leasehold Improvements or to the Lessee’s utilization thereof which may be required by the above-mentioned authorities, and prior to effecting such alterations or changes shall submit to Lessor plans and specifications for Lessor’s written approval. Should the Lessee fail to effect within the required time the alterations or changes required by the authorities having jurisdiction, Lessor, following written notice to the Lessee requiring, the Lessee to carry out the required work within a reasonable period of time, may effect said work of alteration or change required by the authorities having jurisdiction and shall immediately be entitled to claim repayment from the Lessee

26.1

Indemnification of Lessor - The Lessee agrees to indemnify Lessor and to save it harmless against any fine, penalty, indictment or damage whatsoever resulting from any violation by the Lessee or the Lessee’s employees, agents or mandatories of the United States of America, ordinances or regulations in force. The Lessee also agrees to indemnify Lessor and save it harmless against any damage and/or any expense resulting from any failure by the Lessee or its employees to comply with any of the terms and conditions of the Lease.

27.

SUBLET AND ASSIGNMENT

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27.1

 Consent of Lessor - The Lessee shall not at any time have the right to sublet all or any part of the Equipment or Improvements or to assign its rights in the Lease, or allow the Equipment or Improvements or any part thereof to be used by another, nor hypothecate or encumber this Lease or the Equipment or Improvements or any part thereof without prior written consent of Lessor, which consent shall not be unreasonably withheld.

27.2

Presumed Sublet and Assignment - Any of the following shall be deemed to be a sublet or assignment of this Lease:

27..2.1

any transfer, sale or issuance involving, in all, 50% or more of the voting shares of the Lessee’s share capital, where the Lessee is a company whose shares are not listed on any recognized stock exchange;

27.2.2

any transfer, sale or assignment involving, in all 50% or more of the interest in the partnership, where the Lessee is a partnership;

27.2.3

the exercising of a right of occupancy, management or control with respect to the whole or to any part of the Equipment, or with respect to the business conducted thereby, by any person other than the Lessee, whether or not said person is directly under the control or supervision of the Lessee; and

27.2.4

the acquisition or exercise of effective control of the Lessee’s business by any other person not having such effective control on the date of signature of the Lease.

28.

DEFAULT AND RECOURSE

28.1

Events of Default - The Lessee shall be in default hereunder in the following events:

28.1.1

if the Lessee fails to pay to Lessor any amount due under this Lease;

28.1.2

if the Lessee fails to pay any taxes on the Equipment when due;

28.1.3

if the Lessee or any other person using the Equipment becomes insolvent in whole or in part, or makes any assignment of property for the benefit of creditors; if the Lessee is placed in bankruptcy or liquidation, or takes the benefit of any legislation relating to bankruptcy or insolvency, or attempts to do so, if a receiver or a sequestrator is appointed for the Lessee’s property or any part of such property, or if a writ of execution or seizure is issued against the Lessee;

28.1.4

if the Lessee’s property is transferred, transmitted or otherwise passed to any other physical person or moral person, by mutual agreement or by the operation of the law, except where such physical person or moral person has, in writing, assumed this Lease toward Lessor and where the conditions described in Article 32 herein below have been observed;

28.1.5

if the Lessee fails to take possession of the Equipment, or, after taking possession, abandons the Equipment for any reason whatsoever, or if said Equipment is used by any physical person or moral person not so authorized under this Lease;

28.1.6

if the Lessee alters or modifies the use of the Equipment;

28.1.7

if the Lessee is in default under the Premises Leases or under the Asset Purchase Agreement executed on this date between the Parties to this Lease;

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28.1.8

if any application is made or action taken for the winding-up or dissolution or liquidation of the Lessee or the Lessee’s assets;

28.1.9

if the Lessee is in default in fulfilling any other term, condition or obligation of this Lease.

28.2

Termination of Lease - Subject to an event of default described in Article 31.1.3 above, in which event termination of the Lease shall be automatic, in the event of any default by the Lessee as defined in this Article 31, Lessor may give the Lessee written notice of Lessor’s intentions to terminate the Lease, and the Term of the Lease shall end automatically on (i) the 30th day after this notice, in the case of default of any provisions relating to the payment of any amount of money, or (ii) the 60th day after the notice in all other events of default; this termination shall have the same effect and the same force as if it were the date of expiration of the Term of the Lease, without any legal action being required and subject in any case to the Lessee’s obligation to pay to Lessor all amounts due to Lessor and all damages resulting from the default.

The Lessee hereby irrevocably waives his right to repudiate this Lease pursuant to the Bankruptcy and Insolvency Act or any section passed to amend or replace such provisions.

28.3

Lessee’s Right to Cure Default - In all cases, save an event of default described in Article 31.1.3 above, the Lessee may cure the default, following notice from Lessor, provided that the default is cured within the period of time referred in the preceding paragraph.

28.4

Return of Leased Equipment - In the event of termination of the Lease under the provisions of this Article 31, the Lessee shall immediately return the Leased Equipment to Lessor, or, if the Lessee has not yet taken possession thereof, the Lessee shall abandon its rights to possession thereof.

28.5

Damages - In the event of termination of the Lease under the provisions of this Article 31, Lessor shall immediately be entitled to payment of all arrears together with the equivalent of the Net Rent payable on a monthly basis for the current month plus the next ensuing 3 months; Lessor may claim immediate payment of this amount and of any other amount past due, and any other amount owed by the Lessee to Lessor at that time, subject to Lessor’s rights and recourses.  Furthermore, Lessor may claim the cost of any expenses incurred, including legal fees and disbursements, to enforce its rights hereunder.

Should termination of the Lease result from the Lessee’s bankruptcy or insolvency or be based upon such bankruptcy or insolvency, Lessor may, in addition to the other rights and recourses available to it, require payment of all arrears together with the equivalent of 3 months’ Net Rent.

28.6

Absence of Waiver – No indulgence or oversight on the part of either of the parties with respect to a default by the other party in the performance of any of its obligations under this Lease shall be considered to be a waiver of Lessor’s rights or of the Lessee’s rights hereunder with regard to the default or to any subsequent default; neither shall it affect or modify in any manner whatsoever Lessor’s rights or the Lessee’s rights hereunder with regard to the subsequent default; and no waiver may be inferred from any act or omission by Lessor or by the Lessee, unless the waiver is in writing.

28.7

Remedies Generally - Mention in this Lease of any particular remedy or remedies of Lessor in respect of any default by the Lessee shall not preclude Lessor from any other remedy in respect thereof, whether provided herein or available in Nevada law. No remedy shall be exclusive or dependent upon any other remedy, and Lessor may from time to time exercise any one or more of such remedies separately or in combination, such remedies being cumulative and not alternative .

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29.

NOTICE

29.1

Procedure and Addresses - Any notice which is required to be given under this Lease or in connection therewith shall be deemed to have been legally given if it is delivered in person or sent by registered mail or transmitted electronically (in which case, any notice thus transmitted shall be confirmed in writing and sent by registered mail or delivered in person) to the following addresses:

29.1.1

If to Lessor:

5229 Daywood Street

North Las Vegas, NV 89031

Attention: Jody Hanley

29..1.2

If to the Lessee:

National Automation Services

2053 Pabco

Henderson, NV  89011

or such other place as either of the parties may designate to the other party, by written notice given as described above.

Any notice sent by mail shall be deemed to take effect on the 10 th business day following the date of mailing. Any notice sent electronically should be presumed to have been given and received on the day following the date of transmission. If the day following the date of transmission is not a business day, the notice shall be presumed to have been given and received on the following business day.

29.2

Election of Domicile - The Lessee elects domicile in the Leased Premises for the purposes of delivery of any procedure or any other document of a legal nature in connection with any action of any nature whatsoever taken by Lessor for the purpose of enforcing Lessor’s rights hereunder.

30.

UNAVOIDABLE DELAY

30.1

Unavoidable Delay - Except for the payment of an amount of money, each time that the Lease provides for the performance of an obligation, the obligation shall be performed subject to any delay caused by an act of God, superior force, strike, lockout, labor conflict, inability to procure materials, restrictive government restrictions or orders, bankruptcy of a contractor or any other condition of a like nature or not (except for the financial situation of either parties, which is reasonably beyond the control of Lessor or the Lessee, as the case may be (an “Unavoidable Delay”).

30.2

The Lessee and Lessor shall be deemed not to be in default in the performance of any obligation under this Lease if they are prevented from so doing by Unavoidable Delay, and any period of time for the performance of such obligation shall be extended accordingly. The Lessee and Lessor shall notify each other respectively without delay at the outset of the cause, the duration and the effect, to their knowledge, of any Unavoidable Delay.

31.

OPTION TO PURCHASE

31.1

During the course of the operating lease, the Lessee has first rights of refusal on the potential purchase of the equipment, subject to a third party inspector’s assessment of the fair market value of the equipment.

32.

MODIFICATION OF LEASE AND PERFORMANCE BY THIRD PARTY

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32.1

Modification of Lease - Any alteration, waiver or modification of the terms and conditions of the Lease shall be valid only if expressly provided in writing.

32.2

Performance by Third Party - The Lessee, including any person claiming to be a sub-Lessee or assignee of the Lessee, agrees that the payment of rent or the performance of any obligation by any person other than the Lessee shall not constitute an acknowledgment of rights other than those expressly granted hereunder or a waiver of any of Lessor’s rights and recourses.

Lessor may at any time accept the Rent from the Lessee or from any physical person or moral person using the Equipment and Improvements, without in any way waiving any of Lessor’s rights and recourses under this Lease.

33.

MISCELLANEOUS

33.1

Successors and Assignees - This Lease shall bind the successors and assignees of Lessor and those of the Lessee.

33.2

Intentionally omitted.

33.4

No Partnership - parties to this Lease expressly declare that no provision of this Lease and no act on their part shall be intended or shall be interpreted as establishing between them a relationship other than that of lessor and lessee.

33.5

Solidarity Liability - Should this Lease be signed by more than one person as Lessee and/or Guarantor, each of them shall be solidarily liable to Lessor for payment of rent and the performance and observance of the terms and conditions of this Lease, without the benefit of division, discussion and subrogation.

33.6

Brokerage Commission - Any brokerage commission with respect to this transaction, including the Option to Purchase (including any offer or agreement preceding this Lease) shall be borne exclusively by the Lessee, and the Lessee shall indemnify Lessor against any claim with respect thereto, except in the case where Lessor has given specific written authorization to a broker or an agent with respect to this transaction.

33.7

Governing Laws - This Lease shall be interpreted according to the laws of Nevada.

33.8

Headings and numbers - The headings, captions, article numbers, section numbers, subsection numbers, and table of contents appearing in this Lease are inserted only as a matter of convenience, and in no way define, limit, construe or describe the scope of intent of the parties to this Lease nor in any way affect this Lease.

33.9

Interpretation - The words “hereinabove”, “herein”, “above-mentioned”, “hereunder” and similar expressions used in any article, section or subsection of this Lease refer to the whole of the Lease and not to that article, section or subsection only, unless otherwise stipulated. Where required by the context hereof, the singular shall include the plural and the neuter gender the masculine and feminine.

Operating Lease Agreement Equipment                                       Page 11 of 13

IN WITNESS WHEREOF, each party to this agreement has caused it to be executed at 2053 Pabco, Henderson, Nevada on the date indicated above.

LESSOR

LESSEE

/s/ Jody Hanley

/s/ Robert Chance

Authorized Signature

Authorized Signature

1/20/09

1/20/09

Jody Hanley

National Automation Services

Operating Lease Agreement Equipment                                       Page 12 of 13

Schedule A

	Asset Description	Asset Number	Asset Value
1	Yam Lathe	-	$ 12,000.00
2	Cadilliac Lathe	-	17,000.00
3	Bridgeport Mill	-	10,000.00
4	Lagun Mill	-	10,000.00
5	Chiciago Break	-	3,000.00
6	Sheet Metal Shear	-	9,000.00
7	Vertical Band Saw	-	7,000.00
8	Horizontal Band Saw	-	6,000.00
9	Manual Press	-	750.00
10	Electric Press	-	750.00
11	Tooling for Mill	-	5,000.00
12	Tooling for Lathe's	-	7,500.00
13	Miller Wire Welder	-	5,500.00
14	Bench w/2 Grinders	-	300.00
15	Sheet Metal Rack	-	500.00
16	Nut & Bolt Rack	-	2,500.00
17	Steel Rack	-	300.00
18	Misc. Tools	-	7,600.00
19	Belt Sander	-	1,000.00
20	Chop Saw	-	200.00
21	Small Belt Sander	-	600.00
22	Glass Beader		1,500.00
			$ 108,000.00

Operating Lease Agreement Equipment                                       Page 13 of 13